RETROSPETTIVA, INC.
                             8825 West Olympic Blvd.
                         Beverly Hills, California 90211


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1998


     To the shareholders of Retrospettiva, Inc.:

     The Annual Meeting of the shareholders of Retrospettiva, Inc. (the "Company") will be held at the Company's executive offices, 8825 West Olympic Blvd., Beverly Hills, California 90211, at 4:00 P.M. on June 18, 1998, or at any adjournment or postponement thereof, for the following purposes:

     1. To elect seven directors of the Company.

     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 30, 1998 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Michael D. Silberman
                                            Chief Financial Officer

May 4, 1998

                                 PROXY STATEMENT

                               RETROSPETTIVA, INC.
                             8825 West Olympic Blvd.
                         Beverly Hills, California 90211
                            Telephone: (310) 657-1745

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Retrospettiva, Inc. (the "Company"), a California corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 4:00 P.M. on June 18, 1998, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 4, 1998. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 30, 1998 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 2,900,000 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 30, 1998, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 8825 West Olympic Blvd., Beverly Hills, California 90211.


                                       Amount of                      Percent of
       Name                            Ownership                        Class
       ----                            ---------                        -----

Borivoje Vukadinovic (1)               2,454,051                        53.6%
Michael D. Silberman (2)                 178,735                         3.9%
Ivan Zogovic (3)                          66,712                         1.5%
Mojgan Keywanfar (3)                      66,712                         1.5%
S. William Yost (4)                       23,826                         0.5%
Donald E. Tormey (4)                      23,826                         0.5%
Philip E. Graham (4)                      23,826                         0.5%
All officers and directors
as a group (7 persons)                 2,837,688                        62.0%
----------

(1) Includes stock options to purchase up to 1,191,300 shares of Common Stock at $6.25 per share and 166,777 shares at $.63 per share exercisable until April 2006.

(2) Includes stock options to purchase up to 119,128 shares of Common stock at $6.25 per share exercisable until April 2006.

(3) Represents stock options to purchase up to 30,973 shares of Common Stock at $1.68 per share exercisable until April 2001, 11,913 shares at $2.94 per share exercisable until May 2001, and 23,826 shares at $2.94 per share exercisable until April 2006.

(4) Represents stock options to purchase up to 23,826 shares of Common Stock at $2.94 per share exercisable until May 2001.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect seven directors of the Company. Cumulative voting is permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.

                                                                    Officer or
       Name                 Age           Office                  Director Since
       ----                 ---           ------                  --------------

Borivoje Vukadinovic(1)     39      Chairman of the Board of           1991
                                    Directors, President and
                                    Chief Executive Officer

Michael D. Silberman(2)     42      Vice-President - Sales and         1996
                                    Marketing, and Director

Ivan Zogovic                39      Vice-President - Special           1996
                                    Accounts, and Director

Mojgan Keywanfar            35      Secretary, Treasurer, and Chief
                                    Financial Officer                  1996

S. William Yost(1)(2)       69      Director                           1996

Donald E. Tormey(1)(2)      66      Director                           1996

Philip E. Graham(1)         41      Director                           1996

(1)      Member of the Compensation Committee
(2)      Member of the Audit Committee

     Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. Directors not employed by the Company do not receive fees for attending Board of Directors' meetings but are reimbursed for out-of-pocket expenses, and each outside director has been granted stock options to purchase 23,826 shares of the Company's Common Stock.

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     Borivoje Vukadinovic has been a director and executive officer of the Company since January 1991, and its Chief Executive Officer since January 1993. From June 1990 to August 1993, he was Vice President and a principal stockholder of Celtex ENT, a Los Angeles, California based company that established and administered production of yarns and raw textiles in Yugoslavia, Turkey and Macedonia. From May 1988 to June 1990, he was founder, owner and President of Duty Off, Inc., a Los Angeles, California based company that produced young men's apparel. He earned a Bachelor of Arts degree in Business from the University of Banja Luka in Yugoslavia and a Bachelor of Arts degree in Art from Bern University in Switzerland.

     Michael D. Silberman has served as Chief Financial Officer and as a director of the Company since April 1996. From May 1994 until he joined the Company in April 1996, Mr. Silberman was a financial advisor with Prudential Securities Inc. From April 1992 to February 1994, he was a portfolio manager for Private Investment Fund, a privately-held and managed investment fund. From September 1991 to April 1992, Mr. Silberman was president of UMB Commercial Capital, a division of United Mercantile Bank of Pasadena, California, a federally chartered bank, where he administered the division's accounts' receivable finance department. From 1983 to 1991, Mr. Silberman served as the Executive Vice President of Allied Business Capital, a privately-held Los Angeles, California based commercial finance company. Mr. Silberman received his Bachelor of Arts degree in Economics from the University of California, Los Angeles and his MBA (Masters of Business Administration) degree from the Anderson School at the University of California, Los Angeles.

     Ivan B. Zogovic has been employed by the Company as its Manager-Export/Import since January 1994 and was appointed a director in May 1996. Mr. Zogovic is responsible for the export and import of raw materials and finished goods including customers clearing, scheduling and freight forwarding, between the United States and the Company's contract manufacturers in Eastern Europe. He earned a law degree from the University of Belgrade Law School and practiced law in Yugoslavia from 1984 until 1992.

     Mojgan Keywanfar has been employed by the Company as its accounting manager since February 1991 and was appointed a director in December 1996. Ms. Keywanfar manages the Company's bookkeeping and management information systems. She holds a B.A. degree in Economics from the California State University, Northridge.

     S. William Yost became a director of the Company in May 1996. He has been an adjunct professor of Operations and Technology Management at the Anderson Graduate School of Management of the University of California, Los Angeles, since 1986. He has over 20 years experience in industrial positions together with four years as a presidential appointee in the executive branch of the federal government, three years in management consulting and in the early 1980's as the Assistant Commissioner of the Trademark and Patent Office of the federal government in Washington, D.C. Dr. Yost holds a doctorate in Business Administration (DBA) from the Harvard Business School, and MBA from the Anderson Graduate School of Management at the University of California, Los Angeles, and a B.A. from the University of California, Berkeley. He serves on the Board of Directors of a number of small privately-held companies and is a consultant to a variety of public and private clients.

     Donald Tormey became a director of the Company in May 1996. From 1958 until he retired in 1995, Chevron Corporation employed him in a number of positions culminating as its Refinery General Manager in El Segundo, California from 1994 until his retirement. He holds a BSCE degree in engineering from the University of Wisconsin School of Engineering.

     Philip E. Graham became a director of the Company in May 1996. Since February 1997, he has been the Information Technology Executive at the Avionics and Communications Finance and Information Technology department of Rockwell Avionics and Communications, Inc. From 1989 until February 1997, AirTouch Cellular employed him in a number of positions, culminating as its director of Information Technology from July 1989 to February 1997. Mr. Graham holds an MBA degree from the Anderson Graduate School of Management at the University of California, Los Angeles, and M.S. degree from the California State University at Fullerton and a B.S. degree from the University of California at Irvine.

Section 16(a) Beneficial Ownership Reporting Compliance

     Michael D. Silberman failed to timely report, on Form 4, the sale of 2,500 shares of Common Stock in September 1997 by the required deadline of October 10, 1997. The Form 4 was filed in November 1997. Form 4 requires that transactions (purchases or sales of Common Stock of the Company) by officers, directors or principal stockholders must be reported using Form 4 by the 10th of the month following the month in which the transaction occurred.

Executive Compensation

     The following table discloses all compensation awarded to, received by, and paid to the Chief Executive Officer of the Company for the years ended December 31, 1997, 1996 and 1995. No executive officer's annual compensation exceeded $100,000 in 1997.

                    ANNUAL                                                       LONG-TERM COMPENSATION
                 COMPENSATION                                            AWARDS                          PAYOUTS

        (a)          (b)        (c)        (d)          (e)               (f)           (g)          (h)         (i)
                                                                                                              All Other
     Name and                                       Other Annual    Restricted Stock  Options/      LTIP       Compen-
Principal Position   Year    Salary($)   Bonus($)  Compensation($)   Award(s)($)       SARS(#)    Payouts($)   sation($)
------------------------------------------------------------------------------------------------------------------------
Borivoje Vukadinovic
Chief Executive
Officer              1997     80,001       -0-          -0-               -0-           -0-          -0-          -0-
                     1996     40,928       -0-          -0-               -0-        1,358,067(1)    -0-          -0-
                     1995     26,500       -0-        34,258(2)           -0-           -0-          -0-          -0-


(1)  See "1996 Stock Option Plan" for description of the options.
(2)  Represents sales commission paid to Mr. Vukadinovic.


                                        5

Stock Option Plan

     In May 1996, the Company adopted a stock option plan (the "Plan"), which provides for the grant to employees, officers, directors and consultants of options to purchase up to 1,786,930 shares of Common Stock, consisting of both "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code") and "non-qualified" options. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company.

     The Plan is administered by at least three members of the Board of Directors (at least two of whom are independent), which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, vesting periods required for issuance of options, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option is established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to these limitations.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for 12 months thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the Plan must be granted within ten years from the effective date of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares. Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee of the Company become available once again for issuance.

     As of the date hereof, 1,701,635 options have been granted under the Plan to officers, directors and employees including 1,477,205 options granted to Messrs. Vukadinovic and Silberman, an aggregate of 71,478 options granted to the Company's three non-employee directors and 152,952 options granted to other employees. The per share exercise prices range from $0.63 to $6.25, which prices represented at least the fair market value of the Company's Common Stock on the respective dates the options were granted, based on prior sales of the Company's Common Stock. The table below sets for the total number of options issued to each executive officer and director of the Company and the exercise price. Messrs. Vukadinovic's and Silberman's options are exercisable until April 2006. The remaining options expire at various times in 2006. All options were granted in 1996 and no options were exercised in 1996.

                              CERTAIN TRANSACTIONS

     In April 1996 the Company executed a three-year employment agreement with Mr. Vukadinovic, its Chief Executive Officer, and Mr. Silberman, its Chief Financial Officer, providing for annual salaries of $95,000 and $60,000, respectively. In connection with their employment, Messrs. Vukadinovic and Silberman received options under the Plan to purchase 1,191,300 shares and 119,128 shares, respectively, of the Company's Common Stock. Mr. Silberman also received 81,007 shares of Common Stock for services rendered valued at $0.42 per share on the date of grant, or an aggregate value on such date of $34,000.

     At December 31, 1997, Mr. Vukadinovic was indebted to the Company in the amount of $288,496.27 advanced by the Company under a credit facility granted to Mr. Vukadinovic in the maximum amount of $350,000 and evidenced by three promissory notes. The three promissory notes are unsecured; bear interest at 10% per annum and are due on demand.

     Until December 31, 1996, Mr. Vukadinovic was a 22.5% stockholder in Easy Concepts, Inc. ("ECI"), an apparel customer of the Company. At December 31, 1996 and December 31, 1997, ECI was indebted to the Company for apparel purchases on open account in the amounts of $1,182,202 and $218,457, respectively. On January 1, 1997 Mr. Vukadinovic returned all of his ECI stock to ECI for no consideration. He elected to do so because he had received his ECI stock for nominal consideration in the form of services rendered and he wanted to eliminate any potential for conflict of interest caused by his ECI stockholdings. He was never an officer or director of ECI and ECI is no longer a customer of the Company.

     At December 31, 1997, ECI's indebtedness to the Company was $218,457. The amount relates to apparel purchased through February 1997 and is therefore more than 180 days past due. As the indebtedness was incurred on open account for apparel purchases, the amount is not evidenced by a promissory note, no interest has been charged and there is no maturity date for full payment. However, the Company believed that ECI would pay off the remaining amount due by December 1997 and if it failed to do so, the Company was prepared to take such legal action as was necessary to enforce its claim against ECI. At December 31, 1997, ECI had $106,000 worth of pants at cost in the PII warehouse. The market value of the pants is estimated to be $150,000, and it is ECI's intention to sell those goods to pay indebtedness to the Company. To reflect the partial potential uncollectibility of ECI's indebtedness, the Company elected to take an allowance of $83,000. The Company believes that the goods will be sold by June 30, 1998 and the proceeds will be paid to the Company in their entirety.

     The Company uses a portion of a  consolidating  warehouse  in Astoria,  New
York for short-term storage and for consolidating services in connection with finished goods imported from Macedonia pending pick up by the Company's customers. Positive Influence, Inc. ("PII"), the owner of the warehouse and the provider of the consolidating services, is a non-affiliated former customer of the Company which was indebted to the Company in the amount of $115,210 at December 31, 1997 for goods previously purchased from the Company. The Company is charged an average of approximately $10,000 per month for use of the warehouse and for consolidating services provided by PII, which amount is deducted from the amount owed by PII to the Company. PII also provides Easy Concepts, Inc. ("ECI"), a former affiliate of the Company, with warehouse space and consolidating services. Charges due from ECI to PII are also deducted from the amount owed by PII to the Company and ECI pays such amounts directly to the Company. Consolidating services involve accepting finished goods shipments, combining the goods into larger quantities for pickup by, or delivery to, customers and storage of the goods prior to customer acceptance.

     In July 1997, Mr. Vukadinovic personally guaranteed the Company's line of credit with Merrill Lynch Business Financial Services Inc. in the amount of $500,000. In November 1997, the line of credit was increased to a maximum of $1,500,000.

     The Company believes that the transactions described above were fair, reasonable and consistent with the terms of transactions that the Company could have entered into with non-affiliated third parties. All future transactions with affiliates will be approved by a majority of the Company's disinterested directors.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     AJ. Robbins, P.C., Denver, Colorado, conducted the audit of the Company's financial statements for the year ended December 31, 1997. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                                            Michael D. Silberman
                                            Chief Financial Officer

May 4, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                               RETROSPETTIVA, INC.
                            TO BE HELD JUNE 18, 1998


The undersigned hereby appoints Borivoje Vukadinovic as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Retrospettiva, Inc. held of record by the undersigned on April 30, 1998, at the Annual Meeting of Shareholders to be held June 18, 1998, or any adjournment or postponement thereof.

1.   ELECTION OF DIRECTORS

         _____ FOR the  election  as a director  of all  nominees  listed  below
               (except as marked to the contrary below).

         _____ WITHHOLD AUTHORITY to vote for all nominees listed below.

         NOMINEES:________________________________________________________

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.
________________________________________________________________________________

     2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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




Dated:____________________________          ____________________________________
                                            Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.                          ____________________________________
                                            Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____



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